CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated September 21, 1998, relating to the financial statements of American Quantum Cycles, Inc. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.



                                                 Pricher and Company



Orlando, Florida
June 14, 1999